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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  September 27, 2000

                           CONTANGO OIL & GAS COMPANY
               (Exact Name of Registrant as Specified in Charter)


          Nevada                       0-24971                 95-4079863
(State or Other Jurisdiction  (Commission File Number)       (IRS Employer)
     of Incorporation)           Identification No.)

                        3700 Buffalo Speedway, Suite 960
                              Houston, Texas 77098
                    (Address of Principal Executive Offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.   OTHER EVENTS.

         On September 27, 2000, the Company sold in a private placement transaction 5,000 shares of its Series B senior convertible cumulative preferred stock (the "Series B Preferred Stock") to Aquila Energy Capital Corporation ("Aquila") for net proceeds of $5,000,000. The Series B Preferred Stock ranks pari passu with the Company's Series A senior convertible cumulative preferred stock and prior to the Company's common stock (and any junior stock) with respect to the payment of dividends or distributions and upon liquidation, dissolution, winding-up or otherwise. Holders of the Series B Preferred Stock are entitled to receive quarterly dividends at a dividend rate equal to 8% per annum if paid in cash on a current quarterly basis or otherwise at a rate of 10% per annum if not paid on a current quarterly basis or if paid in shares of Series B Preferred Stock, in each case computed on the basis of $1,000 per share. Holders of Series B Preferred Stock may, at their discretion, elect to convert such shares to shares of the Company's common stock at a conversion price of $2.20 per share. In addition, upon the occurrence of certain events, the Company may elect to convert all of the outstanding shares of Series B Preferred Stock at a conversion price of $2.20 per share. As a result of the transaction, Aquila owns 100% of the Company's outstanding Series B Preferred Stock. The issuance of the securities to Aquila was exempt from registration under Section 4(2) of the Securities Act, as it did not involve a public offering of securities.

         In addition, the press release of the Company, dated September 27, 2000, is filed as Exhibit 99.1 and is incorporated by reference.


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)      EXHIBITS

         The following is a list of exhibits filed as a part of this Form 8-K. Where so indicated by footnote, exhibits which were previously filed are incorporated by reference.

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Exhibit No.                                 Description of Document
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

4.1                                         Certificate of Designations, Preferences and Relative Rights and
                                            Limitations for Series B Senior Convertible Cumulative
                                            Preferred Stock

10.1                                        Securities Purchase Agreement dated September 27, 2000 by and between Contango Oil & Gas Company and Aquila Energy
                                            Capital Corporation

99.1                                        Press release of Contango Oil & Gas Company dated
                                            September 27, 2000
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CONTANGO OIL & GAS COMPANY,
                                                a Nevada corporation


Date:  October 3, 2000                      By:  /s/ KENNETH R. PEAK
                                                 -------------------
                                                 Kenneth R. Peak
                                                 President and Chief Executive
                                                 Officer



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EXHIBIT INDEX
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Exhibit No.                Description of Document
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

4.1 Certificate of Designations, Preferences and Relative Rights and Limitations for Series B Senior Convertible Cumulative Preferred Stock

10.1 Securities Purchase Agreement dated September 27, 2000 by and between Contango Oil & Gas Company and
                           Aquila Energy Capital Corporation

99.1 Press Release of Contango Oil & Gas Company dated September 27, 2000
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